POWER OF ATTORNEY

Know all by these presents, that, for good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the undersigned hereby constitutes and appoints Stephanie L. Darling the undersigned's true and lawful attorney-in-fact to:

1.    Execute  for  and  on  behalf of the  undersigned  (in  accordance  with
Section  16(a)  of the Securities   Exchange   Act  of  1934,  as  amended,
and  the  rules  thereunder   (the  "Exchange   Act")),   in  the undersigned's
capacity as an officer and/or director of BNY MELLON MUNICIPAL INCOME INC. (the "Company"), any and all Forms 3, 4 and/or 5, and any amendments thereto, that are necessary or advisable for the undersigned to file under
Section  16(a) (collectively,  "Documents");

2. Do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Documents and timely file such Documents with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

3. Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit  to,  in  the  best  interest  of,  or  legally  required  by,  the
undersigned,   it  being  understood   that  the  documents   executed  by
such  attorney-in-fact   on  behalf  of the undersigned pursuant to this
Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact (or such attorney-in-fact's substitute or substitutes) shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that such attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is such attorney in-fact's substitute or substitutes assuming, any of the undersigned's responsibilities to comply with the Exchange Act.  The  undersigned  agrees  to  defend  and  hold  harmless
  such  attorney-in-fact   (and  such  attorney-in-fact's substitute  or
substitutes)  from  and against  any and all loss, damage  or liability  that such attorney-in-fact may sustain as a result of any action taken in good faith hereunder.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Documents with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney in-fact. This Power of Attorney shall be construed under the laws of the state of New Jersey, without regard to conflict of law principles.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of June, 2024.




/s/ Andrew Dakos
Signature
Name:  Andrew Dakos